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                                                                    EXHIBIT 10.3


                     AMENDED AND RESTATED PROMISSORY NOTE


$12,500,000.00                     Norwood, Massachusetts
                                   December 13, 1995
                                   (Originally dated March 22, 1995)


        For value received, the undersigned, MICROCOM, INC. a Massachusetts corporation (the "BORROWER"), promises to pay to BayBank, N.A. (the "BANK") at the office of the Bank located at 7 New England Executive Park, Burlington, MA 01803, or to its order, the lesser of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) or the outstanding principal amount hereunder, on November 5, 1996 (the "MATURITY DATE"), together with interest on the principal amount hereof from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate (as defined below) until the Maturity Date, payable monthly in arrears on the fifth day of each calendar month occurring after the date hereof and on the Maturity Date. The Borrower promises to pay on demand interest at a per annum rate of interest equal to the Prime Rate plus 4% on any overdue principal (and to the extent permitted by law, overdue interest). The "Prime Rate" is the per annum rate of interest from time to time announced and made effective by the Agent (as defined in the Credit Agreement) as its Prime Rate (which rate may or may not be the lowest rate available from the Bank at any given time).

        Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

        This promissory note amends and restates the terms and conditions of the obligations of the Borrower under the promissory note dated March 22, 1995 (the "ORIGINAL NOTE") by the Borrower to the Bank. This promissory note is one of the Notes referred to in the amended and restated credit agreement dated as of March 22, 1995, as previously amended as of April 28, 1995, June 21, 1995, September 14, 1995 and December 13, 1995, (together with all related schedules, as the same may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT") by and among the Borrower, the Lenders named therein (including the Bank), and Silicon Valley Bank in its capacity as agent for the Lenders (together with its successors in such capacity, the "Agent"), and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein. The Credit Agreement provides for the acceleration of the maturity of this Note in certain events.

        Payment of principal and interest on this Note is unconditionally guaranteed pursuant to the Guaranty dated as of March 22, 1995 by Microcom Systems, Inc., a Delaware corporation, in favor of the Agent for the benefit of the Lenders.

        Each reference in each Loan Document (as defined in the Credit Agreement) to "the Note", "thereof", "therein", "thereunder", or words of like import referring to the Original Note, shall mean and be a reference to the Original Note, as amended and restated hereby.

        The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed.

        The undersigned agrees to pay all reasonable costs and expenses of the Agent and the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this Note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.





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        No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

        THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OR THE STATE OF CALIFORNIA IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

        ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

                                MICROCOM, INC.



                                By:
                                   ------------------------------------
                                   Name:
                                   Title:







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